As filed with the Securities and Exchange Commission on November 17, 2000


                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Covenant Transport, Inc.
               (Exact name of registrant as specified in charter)


            Nevada                                        88-0320154
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)




       400 Birmingham Highway
       Chattanooga, Tennessee                                      37419
Address of Principal Executive Offices)                        (Zip Code)



           Covenant Transport, Inc. Outside Director Stock Option Plan
                            (Full title of the plan)



                                 David R. Parker
                Chairman, President, and Chief Executive Officer
                            Covenant Transport, Inc.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419
                     (Name and address of agent for service)


                                 (423) 821-1212
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                              Mark A. Scudder, Esq.
                         Scudder Law Firm, P.C., L.L.O.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223



                         CALCULATION OF REGISTRATION FEE

===================================================== ================= ===================== ===================== ================
                                                                              Proposed          Proposed maximum       Amount of
                                                        Amount to be      maximum offering     aggregate offering     registration
Title of securities to be registered                     registered      price per unit (1)        price (1)              fee
----------------------------------------------------- ----------------- --------------------- --------------------- ----------------
Class A common stock, $.01 par value per share...      50,000 shares         $9.1004               $455,020             $121
----------------------------------------------------- ----------------- --------------------- --------------------- ----------------

(1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee. The price is based upon (i) the actual price of $12.00 for 10,000 options, and (ii) the average of high and low prices ($8.3755) of Covenant Transport Inc. Class A common stock on November 16, 2000, as reported on the Nasdaq National Market, with respect to the 40,000 shares of Class A common stock subject to future grants under the Outside Director Stock Option Plan.















                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each participant in accordance with Form S-8 and Rule 428 under the Securities Act.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Covenant Transport, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement on Form S-8 (this "Registration Statement):

a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

b. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; and

c. The description of the Registrant's Class A common stock contained under the caption Description of Registrant's Securities to be Registered in the Registrant's Registration Statement on Form 8-A filed September 30, 1994, which incorporates by reference the information under the heading Description of Capital Stock in the prospectus dated October 28, 1994, included in the Registrant's Registration Statement on Form S-1 (No. 33-82978, effective October 28, 1994), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of the Registrant's Articles of Incorporation ("Articles") and Article X of the Registrant's Bylaws provide that the Registrant's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under these indemnification provisions, the Registrant is required to indemnify its directors and officers against any reasonable expenses

(including attorneys' fees) incurred by them in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Registrant or while a director or officer of the Registrant are or were serving at the Registrant's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Registrant. The Articles provide that the Registrant may, through indemnification agreements, insurance, or otherwise, provide additional indemnification. The Registrant has entered into indemnification agreements with its directors and officers, pursuant to which the Registrant agrees to indemnify such persons to the maximum extent against expense or loss arising from any action, suit, or proceeding brought by reason of the fact that any person is a director or officer of the Registrant.

         Article VI of the Registrant's Articles eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


------------------- ------------------------------------------------------------------------------------------------
   Exhibit No.                                                  Exhibit
------------------- ------------------------------------------------------------------------------------------------
       4.1          Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to
                    Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-82978 (the "Form S-1")).
------------------- ------------------------------------------------------------------------------------------------
                    Amended Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the
       4.2          Form S-1).
------------------- ------------------------------------------------------------------------------------------------
                    Opinion of Scudder Law Firm, P.C., L.L.O. as to the validity of the shares of Class A common
        5           stock, par value $0.01 per share.
------------------- ------------------------------------------------------------------------------------------------
       23.1         Consent of PricewaterhouseCoopers LLP.
------------------- ------------------------------------------------------------------------------------------------
       23.2         Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto).
------------------- ------------------------------------------------------------------------------------------------
        24          Power of Attorney (contained in the signature page to this Registration Statement).
------------------- ------------------------------------------------------------------------------------------------
                    Covenant Transport,  Inc. Outside Director Stock Option Plan (incorporated  by reference  to
        99          Appendix A to the Proxy  Statement on Schedule 14A, filed with the Securities and Exchange
                    Commission on April 13, 2000, File No. 000-24960).
------------------- ------------------------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

     a.   The Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on November 16, 2000.

                                          COVENANT TRANSPORT, INC.


                                 By:      /s/ David R. Parker
                                          --------------------
                                          David R. Parker,
                                          Chairman of the Board, President, and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints David R. Parker, Mark A. Scudder, and Joey B. Hogan, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to this Registration Statement, exhibits thereto, and documents required in connection therewith with the Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signatures                      Title                             Date


/s/ David R. Parker        Chairman of the Board, President,
------------------------   and Chief Executive Officer;
David R. Parker            Director (principal executive
                           officer)                            November 16, 2000

/s/ Joey B. Hogan          Treasurer and Chief Financial
------------------------   Officer (princial financial and
Joey B. Hogan              accounting officer)                 November 16, 2000

/s/ Michael  W. Miller     Executive Vice President, Chief
------------------------   Operating Officer; Director
Michael W. Miller                                              November 16, 2000

/s/ R.H. Lovin, Jr.
------------------------   Vice President - Administration,
R.H. Lovin, Jr.            Secretary; Director                 November 16, 2000

/s/ William T. Alt
------------------------
William T. Alt             Director                            November 16, 2000

/s/ Robert E. Bosworth
------------------------
Robert E. Bosworth         Director                            November 16, 2000

/s/ Hugh O. Maclellan
------------------------
Hugh O. Maclellan          Director                            November 16, 2000

/s/ Earl H. Scudder
-----------------------
Earl H. Scudder            Director                            November 16, 2000

------------------- ------------------------------------------------------------------------------------------------
   Exhibit No.                                                  Exhibit
------------------- ------------------------------------------------------------------------------------------------
       4.1          Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to
                    Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-82978 (the "Form S-1")).
------------------- ------------------------------------------------------------------------------------------------
                    Amended Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the
       4.2          Form S-1).
------------------- ------------------------------------------------------------------------------------------------
                    Opinion of Scudder Law Firm, P.C., L.L.O. as to the validity of the shares of Class A common
        5           stock, par value $0.01 per share.
------------------- ------------------------------------------------------------------------------------------------
       23.1         Consent of PricewaterhouseCoopers LLP.
------------------- ------------------------------------------------------------------------------------------------
       23.2         Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto).
------------------- ------------------------------------------------------------------------------------------------
        24          Power of Attorney (contained in the signature page to this Registration Statement).
------------------- ------------------------------------------------------------------------------------------------
                    Covenant Transport,  Inc. Outside Director Stock Option Plan (incorporated  by reference  to
        99          Appendix A to the Proxy  Statement on Schedule 14A, filed with the Securities and Exchange
                    Commission on April 13, 2000, File No. 000-24960).
------------------- ------------------------------------------------------------------------------------------------